UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2025

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2025, Sonim Technologies, Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (the “Lender”) pursuant to which the Company issued and sold to the Lender a promissory note in the original principal amount of $2,755,000 (the “Note”).

The Purchase Agreement

Pursuant to the terms of the Purchase Agreement, until all of the Company’s obligations under the Note and all other transaction documents are paid and performed in full, the Company agreed to comply with certain covenants, including but not limited to the following: (i) compliance with its filing requirements under the Securities Exchange Act of 1934, as amended, (ii) maintaining the Company’s listing on a national securities exchange, and (iii) refraining from making any Restricted Issuances (as defined in the Purchase Agreement and described below) without the Lender’s prior written consent, which consent may be granted or withheld in the Lender’s sole discretion.

Subject to certain customary exceptions set forth in the Purchase Agreement, Restricted Issuances include the incurrence or guaranty of any debt obligations other than trade payables in the ordinary course of business, the issuance of any convertible securities in which the number of shares that may be issued pursuant to a conversion right, or the conversion price, varies with the market price of the Company’s common stock, the issuance of any securities with reset provisions and the issuance of any securities in connection with Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. Restricted Issuances do not include ATM facilities, commercial bank loans or lines of credit, leases, grants pursuant to the Company’s incentive plans, and change-in-control transactions that result in full repayment of the Note upon consummation.

The Purchase Agreement also contains a “most favored nation” clause. Under this provision, for as long as the Note remains outstanding, if the Company issues any debt security with more favorable economic terms or conditions not similarly provided to the Lender, the Company must notify the Lender. At the Lender’s option, such favorable terms will become part of the Note and related transaction documents.

The Note

The Note carries an original issue discount of $225,000, and the Company agreed to pay $30,000 to the Lender to cover its legal fees, accounting costs, due diligence, monitoring, and other transaction costs, each of which was deducted from the proceeds of the Note received by the Company resulting in a purchase price of $2,500,000 received by the Company. Additionally, if the Note remains outstanding on the ninety (90) day anniversary of the issuance, the Company will incur a one-time monitoring fee equal to the difference between (i) the outstanding balance of the Note divided by 0.85 (as minuend), and (ii) the outstanding balance of the Note (as subtrahend).

Interest under the Note accrues at a rate of nine percent (9%) per annum. The unpaid amount of the Note, any interest, fees, charges, and late fees are due eighteen (18) months following the date of issuance. The Company may prepay all or any portion of the outstanding balance of the Note. If the Company elects to prepay the Note in part, it will be required to pay to the Lender an amount in cash equal to 110% of the portion of the outstanding balance the Company elects to prepay. In addition, any time the Company receives any money in connection with any fundraising or financing transaction (including, but not limited to, any warrant exercises, “at the market” financing, equity line of credit or debt financing), it must immediately make a mandatory prepayment to the Lender in an amount equal to the lesser of (a) thirty-three percent (33%) of the amount raised in such transaction, and (b) the total outstanding balance due under the Note as of the closing date of such financing, payable within two (2) trading days of receiving such amount.

Commencing six (6) months after the date of issuance of the Note and at any time thereafter until the Note is paid in full, the Lender will have the right to redeem up to $275,000 under the Note per calendar month. The Company must pay the redeemed amount in cash within three (3) trading days of receiving a redemption notice. On three (3) separate occasions and not more than once every ninety (90) calendar days, the Company may defer any redemptions the Lender could otherwise make during a calendar month, provided, however, that each deferral increases the outstanding balance of the Note by one percent (1%).

At any time following the occurrence of a Major Trigger Event or Minor Trigger Event (each as defined in the Note), the Lender may increase the outstanding balance of the Note by fifteen percent (15%) for each occurrence of any Major Trigger Event and five percent (5%) for each occurrence of any Minor Trigger Event (the “Trigger Effect”), provided that the Trigger Effect may only be applied three (3) times with respect to Major Trigger Events and three (3) times with respect to Minor Trigger Events.

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Subject to certain exceptions described below, if the Company fails to cure a Trigger Event within five (5) trading days following the date of transmission of written demand notice by the Lender, the Trigger Event will automatically become an Event of Default (as defined in the Note). Following the occurrence of any Event of Default, the Lender may, upon written notice to the Company, (i) accelerate the Note, with the outstanding balance of the Note following application of the Trigger Effect (the “Mandatory Default Amount”) becoming immediately due and payable in cash, and (ii) cause interest on the outstanding balance of the Note beginning on the date the applicable Event of Default occurred to accrue at an interest rate equal to the lesser of twenty-two percent (22%) per annum or the maximum rate permitted under applicable law. However, certain Trigger Events, such as bankruptcy or insolvency, automatically result in an Event of Default, making the outstanding balance immediately payable at the Mandatory Default Amount without notice.

Security Agreements

The Company’s obligations under the Note are secured by all of the Company’s assets, including its intellectual property, pursuant to a security agreement (the “Security Agreement”) and intellectual property security agreement (the “IP Security Agreement”) entered into by the Company in favor of the Lender on July 11, 2025. Pursuant to these agreements, the Company granted to the Lender a first-position security interest in all right, title, interest, claims and demands of the Company in and to certain property including, but not limited to: all equity in all wholly-owned or partially owned subsidiaries, all goods and equipment and all inventory, and certain patents, trademarks, and other intellectual property, as more fully detailed therein.

Placement Agent Fees

Ascendiant Capital Markets, LLC served as the placement agent on the transaction and received a fee of $150,000 (6% of the gross proceeds).

The foregoing descriptions of the Note, the Purchase Agreement, the Security Agreement, and the IP Security Agreement are not purported to be complete and are qualified in their entirety by references to the full text of the Note, the Purchase Agreement, the Security Agreement, and the IP Security Agreement, copies of which are filed as Exhibits 4.1, 10.1, 10.2, and 10.3 respectively, to this current report on Form 8-K and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On July 11, 2025, there were 17,738,905 shares of the Company’s common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Promissory Note dated as of July 11, 2025

10.1*	Note Purchase Agreement, dated as of July 11, 2025, by and between Sonim Technologies, Inc. and Streeterville Capital, LLC

10.2*	Security Agreement, dated as of July 11, 2025, by and between Sonim Technologies, Inc. and Streeterville Capital, LLC

10.3*	Intellectual Property Security Agreement, dated as of July 11, 2025, by and between Sonim Technologies, Inc. and Streeterville Capital, LLC

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

*	Schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted schedules to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: July 17, 2025	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer

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